Exhibit 25(d)(1)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK NATIONAL TRUST COMPANY

(Exact name of trustee as specified in its charter)

13-3347003
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

300 SOUTH GRAND AVENUE
LOS ANGELES, CA	90071
(Address of principal executive offices)	(Zip Code)

DUKE ENERGY INDIANA, LLC

(Exact name of obligor as specified in its charter)

Indiana	35-0594457
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1000 East Main Street	46168
Plainfield, Indiana	(Zip Code)
(Address and Zip Code of principal executive offices)

(Address and Zip Code of Principal Executive Offices)

First Mortgage Bonds of Duke Energy Indiana, LLC

(Title of the Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Office of the Comptroller of the Currency	1114 Avenue of the Americas, Suite 3900 New York, New York 10036

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Articles of Association as amended on April 15, 2002.

Exhibit 2 -	Certificate of the Comptroller of the Currency dated October 7, 2011.

Exhibit 3 -	Certification of Fiduciary Powers dated September 19, 2006.

Exhibit 4 -	Existing By-Laws of Deutsche Bank National Trust Company as amended dated November 14, 2023.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Deutsche Bank National Trust Company required by Section 321(b) of the Act.

Exhibit 7 -	Reports of Condition of Deutsche Bank National Trust Company, most recent copy attached

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Deutsche Bank National Trust Company, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Santa Ana, and State of California, on the 23rd day of September, 2025

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Carol Ng .
Name:	Carol Ng
Title:	Vice President

For internal use only Comptroller of the Currency Administrator of National Banks Washington, D.C. 20219 Certificate of Fiduciary Powers I, John C. Dugan, Comptroller of the Currency, do hereby certify that: 1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations. 2. "Deutsche Bank National Trust Company," Los Angeles, California, (Charter No. 18608), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 U.S.C. 92a, and that the authority so granted remains in full force and effect on the date of this Certificate. IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this September 19, 2006. /s/ John C. Dugan Comptroller of the Currency

For internal use only DEUTSCHE BANK NATIONAL TRUST COMPANY BY-LAWS (AMENDED AND RESTATED AS OF November 14, 2023)

For internal use only DEUTSCHE BANK NATIONAL TRUST COMPANY AMENDED AND RESTATED BY-LAWS ARTICLE I Meetings of Shareholders Section 1.1. Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Association in the city of Los Angeles, State of California, or such other place as the Board of Directors may designate, at such day and time as the Board of Directors shall designate. Notice of the meeting shall be mailed by first class mail, postage prepaid, or by email communication at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at the address appearing on the books of the Association. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the Board of Directors, or, if the directors fail to fix the date, by shareholders representing two-thirds of the shares. In these circumstances, at least 10 days’ notice must be given by first-class mail or electronic communication to the shareholders. The sole shareholder is permitted to waive notice of an annual meeting. Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any one or more shareholders owning, in the aggregate, not less than twenty five percent (25%) of the stock of the Association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, or electronic communication not less than 10 days nor more than 60 days prior to the date fixed for such meeting, to each shareholder at the address appearing on the books of the Association a notice

Deutsche Bank National Trust Company Amended and Restated By-Laws Page 2 of 13 For internal use only stating the purpose of the meeting. The sole shareholder is permitted to waive notice of any special meeting. Section 1.3. Nominations of Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided however, that if less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the Chairperson of the meeting, and upon his/ her instructions, the vote tellers may disregard all votes cast for each such nominee. Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting. Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, the Articles of Association or Section 9.2 hereof, but less than a quorum may

Deutsche Bank National Trust Company Amended and Restated By-Laws Page 3 of 13 For internal use only adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law, by the Articles of Association or these By-Laws. If a meeting for the election of directors is not held on the fixed date, at least 10 days’ notice must be given by first class mail or electronic communication to the shareholders. Section 1.6. Action by Written Consent in Lieu of a Meeting. Any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting and such consent is delivered to the Secretary of the Association. ARTICLE II Directors Section 2.1. Board of Directors. The Board of Directors (the “Board”) shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board. Section 2.2. Number. The Board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits shall be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of a majority of the shareholders at any annual or special meeting thereof or as set forth in Section 1.6 hereof; provided, however, that the Board may not increase the number of directors to a number which; (i) exceeds by more than two the number of directors last elected by shareholders where such number was 15 or less; or (ii) exceeds by more than four the number of directors last

Deutsche Bank National Trust Company Amended and Restated By-Laws Page 4 of 13 For internal use only elected by shareholders where such number was 16 or more, but in no event shall the number of directors exceed 25, unless the OCC has exempted the Association from the 25-member limit. Section 2.3. Organization Meeting. The Secretary, upon receiving the results of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the Association for the purpose of organizing the new Board and electing and appointing officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at any time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained. Section 2.4. Regular Meetings. The regular meetings of the Board shall be held from time to time, at such time as may be designated by the Board, at the Main Office or other such place as the Board may designate, subject to the provisions of Section 2.6 below. Section 2.5. Special Meetings. Special meetings of the Board may be called by the Association, the Chairperson or President of the Association, or at the request of two or more directors. Each member of the Board shall be given notice stating the time and place, by letter, electronic communication or in person, of each such special meeting. Section 2.6. Action by Written Consent in lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the directors then in office and such consent is filed with the minutes of the proceedings of the Board. Section 2.7. Quorum. A majority of the directors shall constitute a quorum at any meeting, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. Any one or more directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time.

Deutsche Bank National Trust Company Amended and Restated By-Laws Page 5 of 13 For internal use only Participation by such means shall constitute presence in person at such a meeting. If the number of directors present at the meeting is reduced below the number that would constitute a quorum, no business may be transacted. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board except as may be otherwise provided by statute, the Articles of Association or these By-Laws. Section 2.8. Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for the purpose at which a quorum is present, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose or as set forth in Section 1.6 hereof, in accordance with these By-Laws. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs. ARTICLE III Committees of the Board The creation of a committee and appointment of members to it must be approved by the Board. The Board must formally ratify written policies authorized by committees of the Board before they become effective. Each committee must have one or more members, who shall serve at the pleasure of the Board. In performance of their duties, committees may employ or retain, from time to time, experts independent of the officers or personnel of the Association. Section 3.1. Trust Audit Committee. The Board shall appoint a committee of at least two directors, who are not also active officers of the Association, which shall, at least once during each calendar year within fifteen months of the last such audit make suitable audits of the Association’s fiduciary activities or cause suitable audits to be made by auditors responsible only

Deutsche Bank National Trust Company Amended and Restated By-Laws Page 6 of 13 For internal use only to the Board, and at such time shall ascertain whether the Association’s fiduciary activities have been administered in accordance with law, 12 Code of Federal Regulations, Section 9, and sound fiduciary principles. Section 3.2. Other Committees. The Board may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine. ARTICLE IV Officers and Employees Section 4.1. Chairperson of the Board. The Board shall appoint one of its members to be Chairperson of the Board to serve at the pleasure of the Board. Such person shall preside at all meetings of the Board. The Chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these By-Laws; shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board. Section 4.2. President. The Board shall appoint one of its members to be President of the Association. In the absence of the Chairperson, the President shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the Office of the President, or imposed by these By-Laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board. Section 4.3. Managing Director, Director and Vice President. The Board may appoint one or more Managing Directors, one or more Directors (non-Board of Director Position)

Deutsche Bank National Trust Company Amended and Restated By-Laws Page 7 of 13 For internal use only and one or more Vice Presidents, each of whom shall have such powers and duties as may be assigned by the Board. In the absence of the President, the Board shall designate one of such officers to perform all the duties of the President. Section 4.4. Secretary. The Board shall appoint a Secretary or other designated officer who shall be Secretary of the Board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these By-Laws; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of the Secretary, or imposed by these By-Laws; and shall also perform such other duties as may be assigned from time to time, by the Board. Section 4.5. Other Officers. The Board may appoint one or more assistant vice presidents, one or more assistant secretaries and such other officers and attorneys-in-fact as from time to time may appear to the Board to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board, the Chairperson of the Board, or the President. Section 4.6. Tenure of Office. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of President shall be filled promptly by the Board. Section 4.7. Resignation. An officer may resign at any time by delivering notice to the association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

Deutsche Bank National Trust Company Amended and Restated By-Laws Page 8 of 13 For internal use only ARTICLE V Fiduciary Activities Section 5.1. Fiduciary Files. There shall be maintained in the Trust Department files containing all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged. Section 5.2. Fiduciary Investments. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and appropriate local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion In the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under appropriate local law. ARTICLE VI Stock and Stock Certificate Section 6.1. Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares. The Board of Directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Association for stock transfers, voting at shareholder meetings, and related matters, and to protect it against fraudulent transfers. Section 6.2. Stock Certificates. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, assistant secretary or any other officer appointed by the Board for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be

Deutsche Bank National Trust Company Amended and Restated By-Laws Page 9 of 13 For internal use only engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

Deutsche Bank National Trust Company Amended and Restated By-Laws Page 10 of 13 For internal use only ARTICLE VII Corporate Seal The President, the Secretary or any assistant secretary, or other officer thereunto designated by the Board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form: (Impression) ( of ) ( Seal ) ARTICLE VIII Miscellaneous Provisions Section 8.1. Fiscal Year. The Fiscal Year of the Association shall be the calendar year. Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Association by the Chairperson of the Board, or the President, or any Managing Director, or any Director, or any Vice President, or the Secretary, or, if in connection with exercise of fiduciary powers of the Association, by any of said officers. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Association in such other manner and by such other officers as the Board may from time to time direct. The provisions of this Article VIII are supplementary to any other provision of these By-Laws. Section 8.3. Records. The Articles of Association, these By-Laws and the proceedings of all meetings of the shareholders, the Board, and standing committees of the

Deutsche Bank National Trust Company Amended and Restated By-Laws Page 11 of 13 For internal use only Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, or other officer appointed to act as secretary of the meeting. Section 8.4. Corporate Governance Procedures. To the extent not inconsistent with applicable federal banking statutes or regulations or bank safety and soundness, the Association has elected to follow the corporate governance procedures of Delaware General Corporation Law, as amended (the “DGCL”). Section 8.5. Indemnification. The Association may make or agree to make indemnification payments to an institution-affiliated party, as defined at 12 USC 1813(u), for an administrative proceeding or civil action initiated by any federal banking agency, that are reasonable and consistent with the requirements of 12 USC 1828(k) and its implementing regulations. The Association may indemnify an institution-affiliated party, as defined at 12 USC 1813(u), for damages and expenses, including the advancement of expenses and legal fees, in cases involving an administrative proceeding or civil action not initiated by a federal banking agency, in accordance the DGCL (including any policy or policies adopted from time to time by the Board consistent therewith related to any such indemnification), provided such payments are consistent with safe and sound banking practices. The Association may pay reasonable premiums for insurance covering the expenses, legal fees, and liability of institution-affiliated parties, but only to the extent that such insurance excludes coverage of liability for a formal order assessing civil money penalties against a director or employee.

Deutsche Bank National Trust Company Amended and Restated By-Laws Page 12 of 13 For internal use only ARTICLE IX By-Laws Section 9.1. Inspection. A copy of these By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Association, and shall be open for inspection to all shareholders, during banking hours. Section 9.2. Amendments. These By-Laws may be amended, altered or repealed, at any regular meeting of the Board, by a vote of a majority of the total number of the directors.

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by Trust, [name of the issuer and description of the notes], we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

[date]

Deutsche Bank National Trust Co.

By:	/s/
Name:
Title:

Board of Governors of the Federal Reserve System
Federal Deposit Insurance Corporation
Office of the Comptroller of the Currency

OMB Number 7100-0036
OMB Number 3064-0052
OMB Number 1557-0081
Approval expires June 30, 2027
Page 1 of 86

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041

Report at the close of business June 30, 2025

20250630
(RCON 9999)

This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

Unless the context indicates otherwise, the term "bank" in this report form refers to both banks and savings associations.

This report form is to be filed by banks with domestic offices only and total consolidated assets of less than $100 billion, except those banks that file the FFIEC 051, and those banks that are advanced approaches institutions for regulatory capital purposes that are required to file the FFIEC 031.

NOTE: Each bank's board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

Signature of Chief Financial Officer (or Equivalent)

7/30/2025
Date of Signature

Director (Trustee)

Director (Trustee)

Director (Trustee)

Submission of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:

(a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC's Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or
(b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank's data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at cdr.help@cdr.ffiec.gov.

FDIC Certificate Number **26732**
(RSSD 9050)

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank's completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank's hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC's sample report forms, but should show at least the caption of each Call Report item and the reported amount.

Deutsche Bank National Trust Company
Legal Title of Bank (RSSD 9017)

Los Angeles
City (RSSD 9130)

CA
State Abbreviation (RSSD 9200)

90067-4712
Zip Code (RSSD 9220)

Legal Entity Identifier (LEI)
529900U7AT9B9UMLXG16
(Report only if your institution already has an LEI.) (RCON 9224)

The estimated average burden associated with this information collection is 55.56 hours per respondent and is expected to vary by institution, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.

06/2012

06/2025

FFIEC 041
Page 16 of 86
RC-1

Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2025

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands	RCON	Amount	RCON	Amount	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A)					
a. Noninterest-bearing balances and currency and coin (1)			0081	0	1.a.
b. Interest-bearing balances (2)			0071	357,941	1.b.
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A) (3)			JJ34	**0**	2.a.
b. Available-for-sale debt securities (from Schedule RC-B, column D)			1773	**14,984**	2.b.
c. Equity securities with readily determinable fair values not held for trading (4)			JA22	0	2.c.
3. Federal funds sold and securities purchased under agreements to resell:					
a. Federal funds sold			B987	0	3.a.
b. Securities purchased under agreements to resell (5, 6)			B989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	0	4.a.
b. Loans and leases held for investment	B528	0			4.b.
c. LESS: Allowance for credit losses on loans and leases	3123	**0**			4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)			B529	**0**	4.d.
5. Trading assets (from Schedule RC-D)			3545	**0**	5.
6. Premises and fixed assets (including right-of-use assets)			2145	25,332	6.
7. Other real estate owned (from Schedule RC-M)			2150	**0**	7.
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8.
9. Direct and indirect investments in real estate ventures			3656	0	9.
10. Intangible assets (from Schedule RC-M)			2143	**0**	10.
11. Other assets (from Schedule RC-F) (6)			2160	**90,227**	11.
12. Total assets (sum of items 1 through 11)			2170	**488,484**	12.
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	**0**	13.a.
(1) Noninterest-bearing (7)	6631	0			13.a.(1)
(2) Interest-bearing	6636	0			13.a.(2)
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased (8)			B993	0	14.a.
b. Securities sold under agreements to repurchase (9)			B995	0	14.b.
15. Trading liabilities (from Schedule RC-D)			3548	**0**	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)			3190	**0**	16.
17. and 18. Not applicable					
19. Subordinated notes and debentures (10)			3200	0	19.

1. Includes cash items in process of collection and unposted debits.
2. Includes time certificates of deposit not held for trading.
3. Institutions should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.
4. Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.
5. Includes all securities resale agreements, regardless of maturity.
6. Institutions should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7. Includes noninterest-bearing demand, time, and savings deposits.
8. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
9. Includes all securities repurchase agreements, regardless of maturity.
10. Includes limited-life preferred stock and related surplus.

06/202506/2012

FFIEC 041
Page 17 of 86
RC-2

Schedule RC—Continued

Dollar Amounts in Thousands	RCON	Amount	
Liabilities—continued			
20. Other liabilities (from Schedule RC-G)	2930	**221,374**	20.
21. Total liabilities (sum of items 13 through 20)	2948	**221,374**	21.
22. Not applicable			
Equity Capital			
Bank Equity Capital			
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	50,000	24.
25. Surplus (exclude all surplus related to preferred stock)	3839	57,949	25.
26. a Retained earnings	3632	159,233	26.a.
b Accumulated other comprehensive income (1)	B530	(72)	26.b.
c. Other equity capital components (2)	A130	0	26.c.
27. a Total bank equity capital (sum of items 23 through 26.c)	3210	**267,110**	27.a.
b Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	**267,110**	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	**488,484**	29.

Memoranda

To be reported with the March Report of Condition.

	RCON	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during *2024*	6724	2a	M.1.

1a = An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution

1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 = This number is not to be used

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

	RCON	Date	
2. Bank's fiscal year-end date (report the date in MMDD format)	8678	1231	M.2.

1. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
2. Includes treasury stock and unearned Employee Stock Ownership Plan shares.

06/2012